Exhibit 10.1

THIS PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

CALIBER IMAGING & DIAGNOSTICS

CONVERTIBLE PROMISSORY NOTE

$200,000.00	July 2, 2014

               FOR VALUE RECEIVED, Caliber Imaging & Diagnostics (a/k/a Lucid Inc.), a New York corporation (the “Borrower”), hereby promises to pay Osiris Capital Management (the “Lender”), on demand made after November 20, 2014 (the “Maturity Date”) (subject to Sections 4, 5 and 6 herein), the principal sum of Two Hundred Thousand Dollars ($200,000) or such part thereof as from time to time remains outstanding, whichever is less; together with interest on the balance of principal remaining unpaid from time to time accruing on and from the date hereof at an annual rate equal to seven percent (7%).

               1.          Payment. All payments on account of principal and interest shall be made in lawful money of the United States of America at the principal office of the Lender, or such other place as the holder hereof may from time to time designate in writing to the Borrower. All payments by the Borrower under this note (the “Note”) shall be applied first to any fees and expenses due and payable hereunder, then to the accrued interest due and payable hereunder and the remainder, if any, to the outstanding principal.

               2.          Transfer and Exchange. The Lender or other holder of this Note may, prior to maturity hereof, surrender this Note at the principal office of the Borrower for transfer or exchange. Within a reasonable time after notice to the Borrower from such holder of its intention to make such exchange and without expense to such holder, except for any transfer or similar tax which may be imposed on the transfer or exchange, the Borrower shall issue in exchange therefor another note or notes (each a “Note”) for the same aggregate principal amount as the unpaid principal amount of the Note so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered. Each new Note shall be made payable to such person or persons, or transferees, as the holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom. The Borrower may elect not to permit a transfer of the Note if it has not obtained satisfactory assurance that such transfer: (a) is exempt from the registration requirements of, or covered by an effective registration statement under, the Securities Act of 1933, as amended, and the rules and regulations thereunder, and (b) is in compliance with all applicable state securities laws, including without limitation receipt of an opinion of counsel for the Borrower, which opinion shall be satisfactory to the Borrower.

               3.          New Note. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of the Note, the Borrower will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note, and in such event the Lender agrees to indemnify and hold harmless the Borrower in respect of any such lost, stolen, destroyed or mutilated Note.

               4.          Prepayment. Borrower may prepay this Note, without premium or penalty, in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid.

               5.          Conversion of Note.

                            (a)          Mandatory Conversion of Note Upon Closing of Qualified Financing. If this Note remains outstanding upon the closing of a Qualified Financing (as hereinafter defined), all of the principal amount outstanding under this Note and any accrued and unpaid interest thereon shall be converted automatically into the identical “equity security” (as defined in the Securities Exchange Act of 1934, as amended, and excluding evidences of indebtedness not convertible into voting securities) issued at such Qualified Financing (the “Qualified Financing Security”) at a price equal to the purchase price per share paid by investors at the time of the closing of such Qualified Financing. The term “Qualified Financing” shall mean any institutional or other financing for the account of the Borrower involving the issuance and sale of shares of Borrower’s equity securities which occurs on or before the Maturity Date and at which time the aggregate gross proceeds received (or commitments for amounts to be received) by the Borrower (excluding conversion of all outstanding notes issued by the Borrower convertible at such event) equals or exceeds $6 million.

                            (b)          Conversion Procedures. The Borrower shall give notice of a Qualified Financing, by mail, postage prepaid, to the Lender as soon as is practicable prior to the closing of said Qualified Financing, but in any case within 2 business days of any such Qualified Financing. Such notice shall specify (i) the anticipated date of the closing of the Qualified Financing, (ii) the anticipated amount of the Qualified Financing Security, which may be issued upon such conversion, and (iii) the anticipated amount of cash adjustment which may be paid in respect of any fractional interest in the Qualified Financing Security (as provided in Section 5(c) hereof).

                            (c)          Cash in Lieu of Fractional Shares. No fractional share or interest of the Qualified Financing Security, or scrip representing fractional shares or interests, shall be issued upon conversion of this Note. Instead of any fractional shares or interest of the Qualified Financing Security, which would otherwise be issuable upon conversion of this Note, the Borrower shall pay to the holder of this Note a cash adjustment in respect of such fraction in an amount equal to the same fraction of the fair market value per share or unit (as such value is determined in good faith by the Borrower’s Board of Directors) of the Qualified Financing Security.

                            (d)          Issuance of Qualified Financing Security. Upon the occurrence of a conversion specified in this Section 5, the holder of this Note shall surrender this Note at the office of the Borrower or of its transfer agent for the applicable amount of the Qualified Financing Security. Thereupon, there shall be issued and delivered to such holder the Qualified Financing Security, into which this Note surrendered was convertible on the date on which such conversion occurred. The Borrower shall not be obligated to issue the Qualified Financing Security, issuable upon such conversion unless the Note being converted is either delivered to the Borrower or any such transfer agent or the holder notifies the Borrower or any such transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Borrower to indemnify the Borrower from any loss incurred by it in connection therewith.

                            (e)          Cancellation or Replacement of Note. Upon the payment and/or conversion of the entire principal amount of this Note and the payment and/or conversion of the accrued interest thereon, it shall be canceled.

               6.          Default. Any of the following shall constitute an event of default under this Note:

                            (a)          the dissolution or termination of business of Borrower;

                            (b)         any petition in bankruptcy being filed by or against Borrower or any proceedings in bankruptcy, insolvency or under any other laws relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of Borrower, either through reorganization, composition, extension or otherwise, and which, in the case of any involuntary proceedings shall be acquiesced to by Borrower or shall continue for a period of 60 days undismissed, undischarged or unbonded;

                            (c)          the making by Borrower of an assignment for the benefit of creditors;

                            (d)          the appointment of a receiver of any property of Borrower which shall not be vacated or removed within 60 days after appointment;

                            (e)          there shall occur any default under any instrument or agreement evidencing any indebtedness in excess of $1,000,000 for money borrowed by the Borrower; or

                            (f)          any material breach by the Borrower of the provisions of this Note, including the failure to pay any amounts under this Note when due.

               After the occurrence of any such event of default, the entire outstanding amount of principal and interest of this Note may become immediately due and payable upon demand by the Lender.

               7.          Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

               8.          Miscellaneous.

               (a)        All payments by the Borrower under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

               (b)        The Borrower agrees to pay all expenses, including reasonable attorneys’ fees and disbursements, incurred by the Lender in endeavoring to collect any amounts payable hereunder which are not paid when due or to otherwise enforce its rights hereunder.

               (c)        No delay or omission on the part of the Lender in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

               (d)        The terms and provisions of this Note may be modified or amended only by a written instrument duly executed by the Borrower and by the Lender.

               (e)        The Borrower and every endorser or guarantor of this Note, regardless of the time, order or place of signing, hereby waives presentment, demand, protest and notices of every kind and assents to any permitted extension of the time of payment and to the addition or release of any other party primarily or secondarily liable hereunder.

               (f)         The Lender agrees that no stockholder, director or officer of the Borrower shall have any personal liability for the repayment of this Note.

               (g)        The Lender may assign this Note to an affiliate of such Lender. Such assignee shall be deemed a “Lender” for purposes of this Note; provided that such assignment shall be contingent upon the assignor and assignee providing a written instrument to the Borrower notifying the Borrower of such assignment. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided herein.

               IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers as of the date first above written.

CALIBER IMAGING & DIAGNOSTICS
(a/k/a LUCID INC.)

By:	/s/ Richard C. Christopher
Name: Richard C. Christopher
Title: Chief Financial Officer

AGREED AND ACKNOWLEDGED:

/s/ Paul S. Stuka
Principal & Managing Member
Osiris Investment Partners